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EXHIBIT 21.  Parent and Subsidiaries
National Commerce Bancorporation and Subsidiaries
-------------------------------------------------
The following table shows the subsidiaries of NCBC, their jurisdiction of organization, and the percentage of voting securities owned by each subsidiary's parent as of December 31, 1997.

                                                               Percentage
                                                                of Voting
   Name                                Jurisdiction            Securities
    of                                      of                   Owned by
Subsidiary                             Organization   Parent       Parent
----------                             -----------    --------  ---------

National Bank of Commerce              United States   NCBC       100.00%

Commerce General Corporation           Tennessee       NBC        100.00

NBC Capital Markets Group, Inc.        Tennessee       NBC        100.00

Nashville Bank of Commerce             Tennessee       NCBC       100.00

NBC Bank, FSB (Knoxville)              Tennessee       NCBC       100.00

Commerce Capital Management,
  Inc.                                 Tennessee       NCBC       100.00

Monroe Properties, Inc.                Tennessee       NCBC       100.00

National Commerce Bank                 Tennessee       NBC        100.00
  Services, Inc.

Commerce Finance Company               Tennessee       NBC        100.00

Commerce Acquisition Corp              Tennessee       NCBC       100.00

NBC Bank, FSB (Roanoke, VA) formerly   Mississippi     CAC        100.00
  Belzoni, MS

Brooks, Montague &
 Associates, Inc.                      Tennessee       NCBC       100.00

TransPlatinum Service Corp.            Tennessee       NCBC       100.00

Kenesaw Leasing, Inc.                  Tennessee       Knoxville  100.00

J&S Leasing, Inc.                      Tennessee       Knoxville  100.00

National Commerce Capital Trust I      Delaware        NCBC       100.00


All of the above subsidiaries are included in the consolidated financial statements contained in the report.